UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)     February 28, 2006
Transcat, Inc.
(Exact name of registrant as specified in its charter)

Ohio	000-03905	16-0874418

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

35 Vantage Point Drive, Rochester, New York	14624

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code     585-352-7777

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On February 28, 2006, Transcat, Inc. (“Transcat’) entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) with N.W. Calibration Inspection, Inc. and the stockholders of N.W. Calibration Inspection, Inc. (the “Stockholders”). There were no material relationships between Transcat or its affiliates and any of the parties to the Asset Purchase Agreement, other than in respect of the Asset Purchase Agreement.
     Pursuant to the terms of the Asset Purchase Agreement, Transcat acquired the fixed and intangible assets of N.W. Calibration Inspection, Inc. The closing consideration consisted of $830,000 in cash (subject to adjustment at closing), the issuance of shares of Transcat Common Stock equal in value of $100,000 as of February 27, 2006, and additional performance-based future payments to the Stockholders pursuant to the terms of an Earn Out Agreement. A copy of the Asset Purchase Agreement, which includes the form of Earn Out Agreement as Exhibit A and the form of Non-Competition, Non-Solicitation and Non-Disclosure Agreement as Exhibit B, is filed as Exhibit 10.1 to this Form 8-K.
     On February 28, 2006, Transcat, Inc. issued a press release announcing the acquisition of N.W. Calibration Inspection, Inc. The press release is attached as Exhibit 99.1 to this Form 8-K.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

10.1	Asset Purchase Agreement by and among Transcat, Inc., N.W. Calibration Inspection, Inc. and the Stockholders dated as of February 28, 2006

99.1	Transcat, Inc. Press Release dated February 28, 2006
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSCAT, INC.

Dated: March 3, 2006	By:	/s/ Charles P. Hadeed

Charles P. Hadeed
Chief Operating Officer, Vice President of Finance
and Chief Financial Officer